Exhibit (16)

POWER OF ATTORNEY

Each officer and director of BC Partners Lending Corporation whose signature appears below constitutes and appoints Brandon Satoren, Patrick Schafer and James Piekarski, and each of them (with full power to each of them to act alone), as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for, on behalf of and in the name, place and stead of the undersigned, in any and all capacities, to sign, execute and file the registration statement on Form N-14 under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, any pre-effective amendments, post-effective amendments and supplements to the registration statement) and any additional registration statement filed pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned have executed this instrument as of the dates indicated below.

Signature	Title	Date

/s/ Ted Goldthorpe	President and Chief Executive Officer, Director	March 25, 2026
Ted Goldthorpe

/s/ James Piekarski	Chief Financial Officer, Secretary and Treasurer	March 25, 2026
James Piekarski

/s/ Alexander Duka	Director	March 25, 2026
Alexander Duka

/s/ George Grunebaum	Director	March 25, 2026
George Grunebaum

/s/ Robert Warshauer	Director	March 25, 2026
Robert Warshauer

/s/ Joseph Morea	Director	March 25, 2026
Joseph Morea